CONTRACT TO PURCHASE AND SELL PROPERTY
                                      AND
                                ESCROW AGREEMENT

                                 by and between

                                   VISTA APX,
                          A TEXAS LIMITED PARTNERSHIP
                                  ("Seller"),

                    TRANSCONTINENTAL REALTY INVESTORS, INC.,
                              A NEVADA CORPORATION
                                 ("Purchaser")

                                      and

                 COMMONWEALTH LAND TITLE INSURANCE CORPORATION
                                ("Escrow Agent")


                             VISTA HILLS APARTMENTS
                                 EL PASO, TEXAS


                               TABLE OF CONTENTS

ARTICLE I Sale of the Property                                              Page
     Section 1.1 Property                                                     1
ARTICLE II     Purchase Price
     Section 2.1Purchase Price                                                2
ARTICLE III    Earnest Money Deposit                                          2
     Section 3.1      Amount and Timing                                       2
     Section 3.      Application and Interest                                 2
ARTICLE IV     Title and Survey                                               3
     Section 4.1    Title Commitment                                          3
     Section 4.2    Survey                                                    3
     Section 4.3    Review of Title and Survey                                3
     Section 4.4    Objections to Status of Title and Survey                  3
     Section 4.5    Other Permitted Exceptions                                4
     Section 4.6    Monetary Encumbrances                                     4
ARTICLE V Inspection By Purchaser                                             4
     Section 5.1    Inspection Period                                         4
     Section 5.2    Approval of Inspections                                   6
     Section 5.3    Matters to be Delivered by Seller                         6
ARTICLE VI     Representations and Warranties; Disclaimers and Waivers        7
     Section 6.1    Representations and Warranties of Purchaser               7
     Section 6.2    Representations and Warranties of Seller                  7
     Section 6.3    No additional representations or warranties of Seller    10
     Section 6.4    No Reliance on Documents                                 11
     Section 6.5    Effect and Survival of Disclaimers                       11
ARTICLE VII  Conditions Precedent to Purchaser's and Seller's Performance    11
     Section 7.1    Conditions to Purchaser's Obligations                    11
     Section 7.2    Conditions to Seller's Obligations                       12
ARTICLE VIII  Closing                                                        12
     Section 8.1    Time and Place                                           12
     Section 8.2    Items to be Delivered at the Closing                     12
(a)  Seller                                                                  12
(b)  Purchaser                                                               14
     Section 8.4    Prorationslosing                                         15
     Section 8.5    Possession and Closing                                   16
     Section 8.6    Delinquent Rent                                          16
(a)  Application of Delinquent Rent                                          16
(b)  Collection of Delinquent Rent                                           17
ARTICLE IX     Condemnation or Casualty                                      17
     Section 9.1    Condemnation                                             17
     Section 9.2    Casualty                                                 18
ARTICLE X Defaults and Remedies                                              18
     Section 10.1   Default by Purchaser                                     18
     Section 10.2   Default by Seller                                        18
     Section 10.3   Costs of Enforcement                                     19
ARTICLE XI     Brokerage Commissions                                         19
     Section 11.1   Brokerage Commission                                     19
ARTICLE XII  Operation of the Property Prior to the Closing                  19
     Section 12.1   Operation of the Property Prior to the Closing           19
ARTICLE XIII  Miscellaneous                                                  21
     Section 13.1   Notices                                                  21
     Section 13.2   Governing Law                                            22
     Section 13.3   Entirety and Amendments                                  22
     Section 13.4   Parties Bound                                           22
     Section 13.5   Assignment                                              22
     Section 13.6   Headings                                                22
     Section 13.7   Survival                                                22
     Section 13.8   Interpretation                                          22
     Section 13.9   Exhibits                                                23
     Section 13.10  Time of Essence                                         23
     Section 13.11  Multiple Counterparts                                   23
     Section 13.12  Risk of Loss                                            23
     Section 13.13  Business Days                                           23
     Section 13.14  No Recordation of Contract                              23
ARTICLEcXIVn Escrow Termsal                                                 25
     Section 14.1   Acceptance of Escrow                                    25
     Section 14.2   Holding Funds                                           25
     Section 14.3   Disbursement of Earnest Money                           25
     Section 14.4   Limited Liability                                       25
     Section 14.5   Indemnity                                               26
     Section 14.6   Escrow Fee                                              26

                             INDEX OF DEFINED TERMS

                                                                    Section

Additional Earnest Money Deposit                                         3.1

Assignment of Leases                                              8.2(a)(ii)

Bill of Sale                                                     8.2(a)(iii)

Business Days                                                          13.13

Closing                                                                  8.1

Closing Date                                                             8.1

Contract                                                            Recitals

Current Funds                                                            3.1

Delinquent Rent                                                       8.6(a)

Deposits                                                              1.1(c)

Earnest Money Deposit                                                    3.1
Effective Date                                                      Recitals

Escrow Agent                                                        Recitals

Exhibits                                                                13.9

Existing Phase I                                                      5.3(i)

Hazardous Substances                                                  6.2(g)

Improvements                                                         1.1(a)

Inspection Period                                                     5.1.1

Land                                                                 1.1(a)

Notice Letters                                                  8.2(a)(vii)

Owner's Policy                                                         4.5

Permitted Exceptions                                                   4.3

Personalty                                                          1.1(b)

Policy                                                                 4.1

Property                                                               1.1

Property Manager                                                     5.1.1

PurchasenPrice                                                    8.4.42.1

Purchaser                                                         Recitals

Related Parties                                                  13.15.2.A

Rent Roll                                                           6.2(e)

Return the Earnest Money Deposit                                       4.4

Schedules                                                             13.9

Seller                                                            Recitals

Service Contracts                                                   1.1(d)

Significant Portion                                                 9.1(b)

Submission Matters                                                     5.3

Substantial Portion                                                 9.2(b)

Survey                                                                 4.2

Tenant Leases                                                       1.1(c)

Tenants                                                             1.1(c)

Title Commitment                                                       4.1

Title Company                                                          4.1

          CONTRACT TO PURCHASE AND SELL PROPERTY AND ESCROW AGREEMENT

     This Contract to Purchase and Sell Property and Escrow Agreement ("Contract") is made and entered into as of the 8th day of September, 1998 ("Effective Date"), by and between VISTA APX, a Texas limited partnership ("Seller"), TRANSCONTINENTAL REALTY INVESTORS, INC., a Nevada corporation ("Purchaser") and COMMONWEALTH LAND TITLE INSURANCE CORPORATION ("Escrow Agent").

     Purchaser desires to purchase and Seller desires to sell certain real property pursuant to the terms of this Contract.

     In consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                              SALE OF THE PROPERTY

     SECTION 1.1PROPERTY. Subject to the terms of this Contract, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller all of the following described property (collectively, the "Property"):

     (A) The land ("Land") located in El Paso, Texas more particularly described on Exhibit A hereto commonly known as Vista Hills Apartments, together with all improvements and fixtures located on the Land ("Improvements"), and all rights, titles and interests of Seller appurtenant to the Land and Improvements, including, without limitation, all appurtenant easements, adjacent roads, highways and rights-of-way;

     (B) All tangible personal property of any kind ("Personalty") owned by Seller and attached to or located on the Land or Improvements, including but not limited to the personal property listed on Schedule 1.1(b) hereto; provided, however, the Personalty does not include computer software owned or leased by Seller's property manager;

     (C) The lessor's interest in all leases or other agreements demising space in or providing for the use or occupancy of the Improvements or Land ("Tenant Leases"), and all deposits, whether security or otherwise ("Deposits"), paid by tenants ("Tenants") under the Tenant Leases, together with all collateral therefor, all guarantees by third parties of the agreements and obligations thereunder of Tenants and, except to the extent otherwise set forth in SECTION 8.6, all rentals, advance rentals, receivables, reimbursements and other items payable by Tenants;

     (D) All service contracts, warranties, and guaranties in effect at Closing relating to the Land, the Improvements or the Personalty, to the extent the same are assignable ("Service Contracts");

     (E) All certificates, permits, licenses, franchises, authorizations and approvals relating to the Property and/or the Personalty or the ownership, use, access, occupancy or operation thereof, running to or in favor of Seller or the Property and/or the Personalty, and which Purchaser hereafter elects to accept; and

     (F) All drawings, plans and specifications covering the Property and in Seller's possession; all rights to the name "Vista Hills Apartments" with respect to the Property, and all trademarks, trade names, service marks, registrations, logos, good will and other rights associated therewith (including the right to sue for past and present infringements thereof); all other intellectual property used in connection with the ownership and operation of the Property; all telephone numbers; all tenant files; all operating and maintenance files; and all books, records and other files which are used in connection with the operation of the Property and the conduct of the business of Seller relating to the Property;
                                   ARTICLE II
                                 PURCHASE PRICE

     SECTION 2.1 PURCHASE PRICE. The total Purchase Price ("Purchase Price") to be paid by Purchaser to Seller for the Property shall be Five Million One Hundred Fifty Thousand Dollars ($5,150,000.00), subject to prorations and adjustments set forth in ARTICLE VIII of this Contract. The Purchase Price shall be payable at the Closing by delivery to Escrow Agent of Current Funds.

                                    ARTICLE
                             EARNEST MONEY DEPOSIT

A. SECTION AMOUNT AND TIMING. Within two (2) business days after the Effective Date, Purchaser shall deliver to Escrow Agent Eighty-Five Thousand Dollars ($85,000) ("Earnest Money Deposit") in cash, check or Current Funds, to be held by Escrow Agent in escrow to be applied or disposed of by Escrow Agent as
provided in this Contract.   If Purchaser fails to deposit the Earnest Money
Deposit with Escrow Agent as herein provided, then this Contract shall automatically terminate and neither Seller nor Purchaser shall have any further obligations hereunder except that the provisions of SECTIONS 5.1.5 and 11.1 of this Contract shall survive the termination of this Contract. "Current Funds" shall mean wire transfers, certified funds or a cashier's check in a form acceptable to Escrow Agent which would permit Escrow Agent to immediately disburse such funds.

A. SECTION APPLICATION AND INTEREST. If the purchase and sale contemplated hereunder is consummated, then the Earnest Money Deposit shall be applied to the Purchase Price at Closing. In all other events, the Earnest Money Deposit shall be disposed of by Escrow Agent as provided in this Contract. The Earnest Money Deposit shall be invested by Escrow Agent in a manner reasonably acceptable to Purchaser and Seller. All interest earned on the Earnest Money Deposit is part of the Earnest Money Deposit, to be applied or disposed of in the same manner as the Earnest Money Deposit under this Contract.

                                  I.  ARTICLE
                                TITLE AND SURVEY

A. SECTION TITLE COMMITMENT. Within two (2) days following the Effective Date, Seller shall deliver to Purchaser a copy of the existing title insurance policy in Seller's possession, if any. Promptly after the Effective Date, Purchaser shall obtain a current ALTA Commitment for Title Insurance ("Title Commitment") from Escrow Agent ("Title Company"). The Title Commitment shall set forth the state of title to the Property, including a list of conditions or exceptions to title affecting the Property that would appear in an Owner's Policy of Title Insurance ("Policy"), if one were issued. Seller shall pay all costs associated with obtaining the Commitment and the Policy, except that Purchaser shall be responsible for the cost of any special endorsements to the Policy.

A. SECTION SURVEY. Within ten (10) days following the Effective Date, Seller shall deliver to Purchaser a copy of the most complete survey of the Land and Improvements in Seller's possession, if any. Prior to the end of the Inspection Period, Purchaser shall have the option to obtain an updated Survey (any such updated or new survey hereinafter referred to as the "Survey"). Purchaser shall pay all costs associated with updating and recertifying the existing Survey.

A. SECTION REVIEW OF TITLE AND SURVEY. Purchaser shall have until the end of the Inspection Period to notify Seller in writing of any objections Purchaser has to any matters affecting title to the Property, including any matters shown or referred to in the Title Commitment or on the Survey. Any title encumbrances, exceptions or other matters reflected in the Title Commitment or Survey to which Purchaser does not object in writing within the aforementioned period shall be deemed to be permitted exceptions to the status of Seller's title (such encumbrances, exceptions or other matters, together with such other matters permitted pursuant to other provisions of this Contract, shall be referred to as the "Permitted Exceptions").

A. SECTION OBJECTIONS TO STATUS OF TITLE AND SURVEY. Subject to the terms hereof, Seller shall be obligated to deliver marketable and insurable title to Purchaser, subject only to the Permitted Exceptions. If Purchaser objects to any matter affecting title to the Property within the time set forth in SECTION 4.3, then Seller shall have fifteen (15) days to notify Purchaser whether or not Seller will cure, prior to Closing, any such title objection. If Seller notifies Purchaser that it elects not to cure any such objection, then Purchaser may, at its option exercisable in writing within five (5) days following the date of receipt by Purchaser of written notice from Seller stating that Seller is unable or unwilling to cure such objections, either (a) accept such title as Seller can deliver, in which case all exceptions to title which Seller has stated it will not cure shall be deemed to be Permitted Exceptions, or (b) terminate this Contract by notice in writing to Seller in which event Escrow Agent shall Return the Earnest Money Deposit. If Purchaser fails to notify Seller, within such five (5) day period, that Purchaser has elected to proceed under either subpart (a) or (b) of the immediately preceding sentence, then Purchaser shall be deemed to have elected to proceed under subpart (b), and this Contract shall be terminated.

     If Seller notifies Purchaser that it elects to cure any such objections but after using its best efforts is unable to cure such objections by Closing or if Seller fails to notify Purchaser of its intentions with respect to such objections and fails to cure such objections by Closing, then Purchaser may, at its option, either (x) accept such title as Seller can deliver in which case the parties shall proceed with Closing and all exceptions to title which are not removed shall be deemed to be Permitted Exceptions, or (y) terminate this Contract by notice in writing to Seller at Closing, in which event Escrow Agent Return the Earnest Money Deposit.

"Return the Earnest Money Deposit" means Escrow Agent shall return the
Earnest Money to Purchaser and neither party shall have any further rights, duties or obligations hereunder except as otherwise provided in SECTIONS 5.1.5 and 11.1 hereof.

A. SECTION OTHER PERMITTED EXCEPTIONS. The Permitted Exceptions shall include those matters which become Permitted Exceptions pursuant to SECTIONS 4.3 and 4.4 above and, in addition, the following: (a) the Tenant Leases; (b) taxes and assessments for the year in which the Closing occurs and subsequent years; (c) liens and encumbrances arising after the date hereof to which Purchaser consents in writing; and (d) any liens or encumbrances of a definite or ascertainable amount and caused by Seller, provided that Seller causes such liens or encumbrances to be cured or discharged from the public record at closing, or to be insured over by the Title Company, so that such liens or encumbrances do not appear as an exception in the Policy.

A. SECTION MONETARY ENCUMBRANCES. Notwithstanding any contrary provision contained in this Contract, if the Title Commitment discloses any mortgage, deed of trust, judgement lien, mechanics lien, or other monetary encumbrance liquidated in amount, then Seller shall cure or have insured over such encumbrance shown on the Title Commitment by Closing.

                                  I.   ARTICLE
                            INSPECTION BY PURCHASER

A.   SECTION INSPECTION PERIOD.

1. Purchaser shall have a period of time commencing on the Effective Date and expiring at 5:00 p.m., El Paso, Texas time on the thirtieth (30th) day thereafter (the "Inspection Period") within which to examine the Property. During the Inspection Period and at all reasonable times prior to Closing, Seller shall allow Purchaser and Purchaser's agents access to the Property during normal business hours to (i) conduct soil and engineering, hazardous waste (including asbestos and formaldehyde), marketing, feasibility, zoning and other studies or tests and to otherwise determine the feasibility of the Property for Purchaser's intended use and (ii) review and/or photocopy at the office of Seller's property manager ("Property Manager") during normal business hours, all currently effective Tenant Leases, lease amendments, improvement agreements, and any other currently effective agreements relating to the use or occupancy of the Property, which documents Property Manager will make available to Purchaser for this purpose

     Notwithstanding the foregoing, (a) the costs and expenses of Purchaser's investigation shall be borne solely by Purchaser, (b) prior to the expiration of the Inspection Period, Purchaser shall restore any damage to the Property caused by Purchaser or its agents to the condition which existed prior to Purchaser's entry thereon and investigation thereof, (c) Purchaser shall not unreasonably interfere with, interrupt or disrupt the operation of Seller's business on the Property, and such access by Purchaser and/or its agents shll be subject to the rights of Tenants under Tenant Leases, (d) Purchaser shall not permit any mechanic's or materialman's liens or any other liens to attach to the Property by reason of the performance of any work or the purchase of any materials by Purchaser or its agents in connection with any studies or tests conducted pursuant to this SECTION 5.1, (e) Purchaser shall have the right to enter vacant units and, with the consent of the respective tenants, leased units, provided that Purchaser shall give notice to Seller forty-eight (48) hours prior to entry onto the Property and shall permit Seller to have a representative present during all investigations and inspections conducted with respect to the Property, (f) Seller agrees Property Manager and its maintenance supervisor will be available to answer questions which Purchaser may reasonably ask concerning the Property, and (g) Purchaser shall take all reasonable actions and implement all reasonable protections necessary to ensure that all actions taken in connection with the investigations and inspections of the Property, and all equipment, materials and substances generated, used or brought onto the Property in the course of such investigations and inspections pose no material threat to the safety of persons or the environment and cause no damage to the Property or other property of Seller or other persons.

1. If following the effective date of the Title Commitment (a) any additional title encumbrances (other than as caused by Purchaser) become effective against the Property, Seller shall cause such matter to be cured or insured over so that such matters do not appear as an exception in the Owner's Policy or (b) a survey update reveals any new adverse matters, Seller shall cure such matter by Closing. Seller shall cause any such encumbrance of a monetary nature to be satisfied or discharged from the public record at Closing.

1. All information made available by Seller to Purchaser in accordance with this Contract or obtained by Purchaser in the course of its investigations shall be treated as confidential information by Purchaser (except to the extent Purchaser is required by law or legal process to disclose such information, or reasonably needs to disclose such information in order to give information to its agents, officers, directors, lenders, or employees for the transaction contemplated herein). Prior to Closing, Purchaser shall use reasonable efforts to prevent its agents and employees from divulging such information to any third parties except as reasonably necessary to third parties engaged by Purchaser for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction contemplated by this Contract, including Purchaser's attorneys and representatives, prospective lenders, investors and engineers.

1. Purchaser shall have the right to reject any Service Contracts (except the laundry contract related to the Property, which is hereby deemed accepted by Purchaser) during the Inspection Period. Any and all Service Contracts not rejected by Purchaser before the end of the Inspection Period, shall be deemed accepted by Purchaser. Any and all Service Contracts accepted or deemed accepted by Purchaser shall be assumed by Purchaser at Closing. Provided, however, the management agreement related to the Property shall be terminated at Closing.

1. Purchaser shall indemnify, defend and hold harmless Seller and its general and limited partners and each of their affiliates and their respective affiliates' officers, directors, employees, agents and representatives from and against any claims, liabilities, causes of action, damages, liens, losses, fines, fees and expenses (including, without limitation, attorneys' fees and expenses) incident to, resulting from or in any way arising out of any intentional, reckless or negligent infliction of injury or distress to persons or damage to property caused by Purchaser or its agents on the Property. The agreements contained in this SECTION 5.1.5 shall survive the Closing forever (subject to any applicable statutes of limitation) and shall not be merged therein and shall also survive any termination of this Contract.

A. SECTION APPROVAL OF INSPECTIONS. If Purchaser determines at any time prior to the end of the Inspection Period that the Property is satisfactory to Purchaser, then Purchaser may ratify this Contract by delivery of written notice to Seller within the Inspection Period given in accordance with the provisions of SECTION 13.1. If Purchaser fiasl to send notice of ratification, this Contract shall terminate, in which event Escrow Agent shall return the Earnest Money Deposit. If Purchaser timely delivers to Seller written notice of ratification within the Inspection Period, the conditions of this SECTION 5.2 shall be deemed satisfied, and Purchaser may not thereafter terminate this Contract pursuant to this SECTION 5.2.

A. SECTION MATTERS TO BE DELIVERED BY SELLER. No later than ten (10) days from the Effective Date, Seller shall deliver to Purchaser the following items (collectively, the "Submission Matters"):

a)   A copy of the form used for Tenant Leases with respect to the Property;

a) An inventory of all Personalty current to within five (5) days prior to the Effective Date;

a)   Copies of any and all Service Contracts, all of which are identified on
SCHEDULE 5.3(C);

a) Copies of all warranties and guarantees in Seller's possession relating to the Property, or any part thereof, or to the Personalty owned by Seller and located on or used in connection with the Property;

a) Copies of all plans and specifications in Seller's possession with respect to the Property and copies of all licenses and permits in Seller's possession or control with respect to the ownership and operation of the Property, including building permits and certificates of occupancy;

a) A certificate of hazard, liability and other insurance policies held by Seller with respect to the Property;

a) Copies of the most recent real estate and personal property tax statements in Seller's possession applicable to the Property (including, if applicable, any rental tax and special assessment statements);

a)   The Rent Roll to be attached hereto as SCHEDULE 6.2(E);

a) A copy of the Phase 1 site assessment in Seller's possession, if any ("Existing Phase 1"); and

a) The most current operating statements for the Property reflecting month and year to date revenue and expenses and the year-end operating statement for 1997.

                                    ARTICLE
            REPRESENTATIONS AND WARRANTIES; DISCLAIMERS AND WAIVERS

A. SECTION REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Seller as of the date hereof as follows, provided, Purchaser shall also certify to Seller at Closing that there has been no material change in any of the following representations and warranties, and each of the representations and warranties of Purchaser below shall survive the Closing for only nine (9) months except as to any such representation or warranty as to which Seller has within such nine (9) month period asserted with reasonable basis a claim against Purchaser:

     (a) Purchaser is a corporation, duly authorized and validly existing under the laws of the State of Nevada;

     (b) Purchaser has full right and authority to enter into this Contract and to consummate the transactions contemplated herein;

     (c) Each of the persons executing this Contract on behalf of Purchaser is authorized to do so; and

     (d) This Contract constitutes a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms.

A. SECTION REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Purchaser as of the date hereof as follows, provided, Seller shall also certify to Purchaser at Closing that there has been no material change in any of the following representations and warranties, and each of the representations and warranties of Seller below shall survive the Closing for only nine (9) months except as to any such representation or warranty as to which Purchaser has within such nine (9) month period asserted with reasonable basis a claim against Seller:

a) Seller (i) is a duly organized and validly existing limited partnership under the laws of the State of Texas; (ii) is duly bound by the actions and execution hereof by the general partner of Seller who executed this Contract;
(iii) has the authority and power and has taken all actions and consents to enter into this Contract and to consummate (including the execution of all necessary documents and contracts) the transaction provided for herein; (iv) is the owner of the landlord's interest in the Tenant Leases; and (v) to the extent required to own, operate and sell the Property, is authorized to own and transfer real estate under the laws of the State of Maryland and to otherwise transact and conduct business in the State of Texas.

a) The execution and delivery by Seller of, and the performance and compliance by Seller with the terms and provisions of this Contract do not violate any of the terms, conditions or provisions of (i) any judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority to which Seller is subject, or (ii) any agreement or contract listed on any Schedule to this Contract or any other agreement or contract to which Seller is a party or to which it or the Property is subject (except for the agreements listed on any Schedule to this Contract, as the terms of such agreements speak for themselves).

a) Seller is the sole owner of, and has title to, the Property free and clear of all liens, encumbrances, claims and demands, other than the Permitted Exceptions. Seller has not entered into any agreement to sell, mortgage, lease (other than to residential tenants for personal occupancy) or otherwise encumber or dispose of its interest in the Property or any part thereof, except for Seller's existing loans, the Permitted Exceptions and this Contract.

A)   (I)  As of the date of this Contract, except for the matters set forth on
SCHEDULE 6.2(D)(I), Seller has not received any notice of (nor to its knowledge are) any actions, suits, proceedings or claims pending or threatened against or affecting Seller (in respect of the Property) or the Property at law or equity or before or by any governmental authority. Provided, if Seller is unable to restate this representation at Closing because such a matter has arisen affecting Seller (but which is not a lien against the Property), then such inability to restate shall not constitute a breach of this Contract or a failure of an obligation hereunder.

(II) Seller has not received any notice of (nor to its knowledge are there) any actions, suits, proceedings or claims which constitute a lien or encumbrance on the Property, or would impair Seller's ability to perform its obligations hereunder.

a) All of the information contained in the Rent Roll, including, without limitation the tenants and occupants of the Property as of the date of the "Rent Roll" to be attached hereto as SCHEDULE 6.2(E), the space leased, the Lease expiration dates, the security deposits, arrearages, the rentals and the concessions, if any, granted to the tenants is true and complete in all material respects.

a) Seller is not aware of any existing landlord or tenant defaults under the Tenant Leases.

a) To the actual knowledge of Seller, without independent investigation or inquiry, and except for such matters as are disclosed in the Existing Phase I or as may be disclosed by the environmental report to be performed by Purchaser or its agents during the Inspection Period, (i) no Hazardous Substances exist on the Property and no leak, spill, release or discharge of Hazardous Substances has occurred on the Property, and (ii) neither the Property nor any land adjacent to the Property is in violation or subject to any existing investigation by any governmental authority under any applicable federal, state or local law, regulation or ordinance pertaining to Hazardous Substances or other environmental matters. "Hazardous Substances" means all chemical substances, asbestos, oil, petroleum products, formaldehyde, PCB's, toxic, carcinogenic, radioactive or hazardous waste or materials, existing in such concentrations or amounts as would require removal or remediation under applicable federal, state or local laws, regulations or ordinances, and also shall include any underground storage tanks. Simultaneously herewith, Seller and Purchaser shall complete and execute a "Disclosure of Information on Lead-Based Paint and/or Lead-Based Paint Hazards", the form of which is attached hereto as SCHEDULE 6.2(G).

a)   There are no leases to Tenants, except as set forth on the Rent Roll.

a) At Closing there will be no claim against any portion of the Property or Seller for or on account of work done, materials furnished or utilities supplied to the Property. To the best of Seller's knowledge, there are no unpaid assessments for public improvements against the Property. To the best of Seller's knowledge, the Property is taxed by tax bills which cover the entire Property and no additional real or personal property. To the best of Seller's knowledge, there is no tax certiorari or other proceeding pending for the reduction or increase of the assessed real estate tax valuation of the Property or any portion thereof.

a) To the best of Seller's knowledge, no condemnation proceedings, eminent domain proceedings or similar actions or proceedings are now pending or threatened against the Property.

a) There are no Service Contracts or other agreements relating to the ownership, operation or use of the Property, including any management, supply, operating, leasing, commission, maintenance, security contract, equipment leases (excluding the Leases and Operating Permits), except as set forth on SCHEDULE 5.3(C). Neither Seller nor the other party thereto is in default of its obligations under such contracts.

a) Seller has not received any notice, nor is Seller aware, of the violation of any operating permit or any applicable building, zoning or other ordinances, resolutions, statutes or regulations of any government or governmental agency with respect to the operation, use, maintenance, condition or operation of the Property or any part thereof.

A. SECTION NO ADDITIONAL REPRESENTATIONS OR WARRANTIES OF SELLER. Except as expressly specified in this Contract or the special warranty deed or other documents to be delivered at closing, Seller has not made, and Seller hereby specifically disclaims, any warranty, guaranty or representation, oral or written, past, present or future, of, as to, or concerning, (a) the nature and condition of the Property, including, without limitation, the water, soil and geology, and the suitability thereof and of the Property for any and all activities and uses which Purchaser may elect to conduct thereon; (b) the existence, nature and extent of any right-of-way, lease, right to possession or use, lien, encumbrance, license, reservation, condition or other matter affecting title to the Property; and (c) whether the use or operation of the Property complies with any and all laws, ordinances or regulations of any government or other regulatory body. Except as expressly specified in this Contract or the special warranty deed or other documents to be delivered at Closing, PURCHASER AGREES TO ACCEPT THE PROPERTY, AND ACKNOWLEDGES THAT THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE BY SELLER, ON AN "AS IS, WHERE IS, AND WITH ALL FAULTS" BASIS. EXCEPT AS EXPRESSLY SPECIFIED IN THIS CONTRACT OR THE SPECIAL WARRANTY DEED OR OTHER DOCUMENTS TO BE DELIVERED AT CLOSING, PURCHASER EXPRESSLY ACKNOWLEDGES THAT SELLER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER'S WARRANTY OF TITLE TO BE SET FORTH IN THE SPECIAL WARRANTY DEED), ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY (EXCEPT AS SET FORTH IN SECTION 6.2(e)) OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PREMISES WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF ANY INFORMATION (INCLUDING, WITHOUT LIMITATION, THE SUBMISSION MATTERS) PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES THAT EXCEPT AS EXPRESSLY SPECIFIED IN ANY WRITTEN INSTRUMENT DELIVERED BY SELLER TO PURCHASER INCLUDING, WITHOUT LIMITATION, THIS CONTRACT, SELLER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW REGARDING OR WITH RESPECT TO ANY SUCH INFORMATION (INCLUDING, WITHOUT LIMITATION, THE SUBMISSION MATTERS) PROVIDED OR TO BE PROVIDED BY SELLER REGARDING THE PROPERTY.

     Further, and without in any way limiting any other provision of this Contract, except as expressly specified in this Contract, Seller has made and makes no representation, warranty or guaranty, and hereby specifically disclaims any warranty, guaranty or representation, oral or written, past, present or future, with respect to the presence or disposal on or beneath the Property (or any parcel in proximity thereto) of Hazardous Substances and shall have no liability to Purchaser therefor (except for a breach of Seller's representations or warranties set forth in SECTION 6.2(G). Without limitation of the preceding sentence, except as expressly specified in this Contract, Seller specifically disclaims any representation, warranty or guaranty regarding the accuracy of any environmental reports which may be included within the Submission Matters. By acceptance of this Contract and the special warranty deed to be delivered by Seller at the Closing, Purchaser acknowledges that Purchaser's opportunity for inspection and investigation of the Property (and other parcels in proximity thereto) will be adequate to enable Purchaser to make Purchaser's own determination with respect to the presence or disposal on or beneath the the Property (and other parcels in proximity thereto) of Hazardous Substances.

A. SECTION NO RELIANCE ON DOCUMENTS. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information (including, without limitation, the Submission Matters) delivered by Seller (except as set forth in
SECTION 6.2(E)), or its general partner or their respective affiliates or representatives to Purchaser in connection with the transaction contemplated hereby. Except as expressly stated herein, Purchaser acknowledges and agrees that all materials, data and information (including, without limitation, the Submission Matters) delivered by Seller, its general partner or their respective affiliates or representatives, to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser.

A. SECTION EFFECT AND SURVIVAL OF DISCLAIMERS. Seller and Purchaser agree that the provisions of SECTIONS 6.3 and 6.4 shall survive Closing and the termination of this Contract forever.

                                    ARTICLE
          CONDITIONS PRECEDENT TO PURCHASER'S AND SELLER'S PERFORMANCE

A. SECTION CONDITIONS TO PURCHASER'S OBLIGATIONS. Purchaser's obligation under this Agreement to purchase the Property is subject to the fulfillment of each of the following conditions (any or all of which may be waived by Purchaser):

     (A) Seller shall be ready, willing and able to deliver title to the Property in accordance with the terms and conditions of this Contract;

     (B) The representations and warranties of Seller contained herein shall be true, accurate and correct as of the Closing Date;

     (C) Seller shall have delivered all the documents and other items required pursuant to SECTION 8.2(A), and shall have performed, in all material respects, all other covenants, undertakings and obligations, and complied with all conditions required by this Contract to be performed or complied with by Seller at or prior to the Closing;

     (D) TRUSTEE BOARD APPROVAL. Purchaser shall have received approval of its Real Estate Board by the tenth (10th) day following the end of the Inspection Period. If Purchaser has not received such approval, then Purchaser may terminate this Contract by delivery of written notice to Seller prior to 5:00 p.m. local Dallas, Texas time on the eleventh (11th) day following the end of the Inspection Period given in accordance with the provisions of SECTION 13.1, in which event Escrow Agent shall Return the Earnest Money Deposit. If Purchaser does not timely deliver to Seller written notice of termination within said time period, the conditions of this SECTION 7.1(D) shall be deemed satisfied, and Purchaser may not thereafter terminate this Contract pursuant to this SECTION 7.1(D).

     If any of the conditions set forth in (a) through (c) above are not satisfied by Closing, then Purchaser may proceed pursuant to SECTION 10.2 of this Contract or terminate this Contract and Escrow Agent shall Return the Earnest Money Deposit.

A. SECTION CONDITIONS TO SELLER'S OBLIGATIONS. Seller's obligation under this Contract to sell the Property to Purchaser is subject to the fulfillment of each of the following conditions (all or any of which may be waived by Seller):

a) the representations and warranties of Purchaser contained herein shall be true, accurate and correct as of the Closing Date;

a) Purchaser shall have delivered the funds required hereunder and all the documents to be executed by Purchaser set forth in SECTION 8.2(B), and shall have performed, in all material respects, all other covenants, undertakings and obligations, and complied with all conditions required by this Contract to be performed or complied with by Purchaser at or prior to the Closing; and

     (C) Purchaser shall have delivered all the documents and other items required pursuant to SECTION 8.2(B), and shall have performed, in all material respects, all other covenants, undertakings and obligations, and complied with all conditions required by this Contract to be performed or complied with by Purchaser at or prior to the Closing.

     If any of the above conditions set forth in this SECTION 7.2 are not satisfied by Closing, then Seller may terminate this Contract and proceed pursuant to SECTION 10.1 of this Contract.

                                    ARTICLE
                                    CLOSING

A. SECTION TIME AND PLACE. The consummation of the purchase and sale of the Property ("Closing") shall take place through a deed and money escrow at the offices of Title Company at 10:00 a.m on the date ("Closing Date") that is sixty
(60) days following the end of the Inspection Period, provided, if such day is not a business day, Closing shall occur on the next business day thereafter. Notwithstanding the above, Purchaser may extend the Closing Date for up to thirty (30) days by depositing an additional Fifty Thousand Dollars ($50,000) with Escrow Agent, which deposit shall be added to and become a part of the Earnest Money Deposit. Further notwithstanding the above, each party shall reasonably cooperate with the other party in accomplishing the Closing by mail using appropriate escrows, if either party so requests.

A.   SECTION ITEMS TO BE DELIVERED AT THE CLOSING.

a) SELLER. At the Closing, Seller shall deliver, or cause to be delivered, to Purchaser each of the following items:

(1) A Special Warranty Deed duly executed and acknowledged by Seller in the form attached hereto as Exhibit B.

(1) An Assignment and Assumption of Leases ("Assignment of Leases") duly executed and acknowledged by Seller in the form attached hereto as Exhibit C.

(1) A Blanket Conveyance, Bill of Sale and Assignment ("Bill of Sale") duly executed by Seller in the form attached hereto as Exhibit D.

(1) An Owner's Affidavit, executed by Seller, in a form acceptable to Title Company to allow Title Company to the Title Policy without exception for mechanics liens or tenants in possession (except for the Tenants under the Tenant Leases).

(1) All keys and master keys to all locks located on the Property that are in Seller's possession.

(1)  All original Tenant Leases that are in Seller's possession.

(1) An executed form letter to the Tenants regarding the sale of the Property ("Notice Letters") in the form attached hereto as Exhibit F.

(1) All original Service Contracts relating to the Property that are in Seller's possession.

(1)  A Non-Foreign Affidavit in the form attached hereto as Exhibit E.

(1) Such resolutions and certificates of Seller or its partners reasonably required by the Title Company as to the authority of the persons signing on behalf of Seller to consummate this Contract.

(1) A rent roll prepared with respect to the Property in the form attached hereto as SCHEDULE 6.2(E) which shall be certified by Seller as being true and correct in all material respects as of Closing.

(1) At the Property, all tenant files and other files which are used in connection with the ownership and operation of the Property or any part thereof and the conduct of the business of Seller relating to the Property or any part thereof.

(1)  Duly executed closing statement.

(1) Seller's duly executed certificate of reaffirmation and remaking dated as of the Closing Date, confirming that the warranties and representations of Seller as made herein are true and correct as of the Closing Date.

(1) A credit on the closing statement to Purchaser in the amount of all Deposits and all advance rentals received under Tenant Leases, together with a certified list of each Tenant who has made such a Deposit or advance rental and the amount thereof.

(1) Audited income and expense statements for the Property for the two most recent calendars years and the period from January 1 to the Closing Date if available to Seller; provided that if such audited statements are not available, then during the twelve (12) months after the Closing Date Seller shall permit Purchaser, without cost or charge, access to Seller's books and records covering the Property for the two calendar year period immediately preceding the calendar year in which the Closing Date occurs and for the period up to the Closing Date, which, to the best of Seller's knowledge, books and records shall fairly represent the operations of the Property, for the purpose of examination of said books and records in order to prepare audited income and expense statements covering said periods at Purchaser's cost and expense. The provisions of this Section shall survive the Closing,

a) PURCHASER. At the Closing, Purchaser shall deliver to the Title Company for delivery to Seller each of the following items:

(1)  The cash portion of the Purchase Price in Current Funds.

(1)  The Assignment of Leases, duly executed and acknowledged by Purchaser.

(1) Such additional funds in cash or Current Funds, as may be necessary to cover Purchaser's share of the closing costs and prorations hereunder.

(1) Evidence satisfactory to the Title Company that the person or persons executing this Contract and the closing documents on behalf of Purchaser have full right, power and authority to do so.

(1)  The Notice Letters duly executed by Purchaser.

A. SECTION COSTS OF CLOSING. The costs of: the escrow fees of Escrow Agent (if any) shall be shared equally by Seller and Purchaser. The costs of the Title Policy (except for special endorsements) and the costs of transfer taxes shall be paid by Seller. The costs of the Survey, special endorsements to the Policy, and recording the Special Warranty Deed shall be paid by Purchaser. All other expenses incurred by Seller and Purchaser with respect to the Closing, including, but not limited to, the attorneys' fees and costs and expenses incurred in connection with negotiating, preparing and closing the transaction contemplated by this Contract and not specifically allocated herein, shall be borne and paid exclusively by the party incurring such expense.

1. All normal and customarily proratable items, including, without limitation, collected rents, operating expenses and other expenses and fees, and payments relating to any agreements affecting the Property which survive the Closing, shall be prorated as of the Closing Date, Seller being charged and credited for all of same attributable to the period up to, and including, the day prior to the Closing Date (and credited for any amounts paid by Seller attributable to the period thereafter) and Purchaser being responsible for, and credited or charged, as the case may be, for all of same attributable to the period on and after the Closing Date.

1. If any concession, rebate, allowance, free rent or any other economic incentive was granted to a Tenant for any period extending after the Proration Date, or which entitles a Tenant to recoup or recover an expense reducing the rent otherwise payable by it under its Lease during any period extending after the Proration Date, then at the Closing Purchaser shall receive a cash credit equal to the total amount of all such concessions, rebates, allowances, free rent and other economic incentives and rental offsets.

1. Any real estate ad valorem or similar taxes for the Property, or any installment of assessments payable in installments which installment attributable to the year of Closing shall be prorated to the date of Closing, based upon actual days involved. In connection with the proration of real property taxes or installments of assessments, such proration shall be based upon the assessed valuation and tax rate figures for the year in which the Closing occurs to the extent the same are available; provided, if actual figures (whether for the assessed value of the Property or for the tax rate) for the year of Closing are not available at the Closing Date, then the proration shall be based upon an amount equal to One Hundred Five Percent (105%) of the amount from the preceding year. The proration shall be final and unadjustable. If the Property has been assessed for property tax purposes at such rates as would result in "roll back" taxes upon the changes in land usage or ownership of the Property, then Seller shall pay all such taxes and hereby indemnifies, holds harmless and agrees to defend Purchaser from and against any and all causes of action, expenses, fines and liabilities for or relating to such taxes.

1.   Prorations should be governed by the following additional provisions:

(a) Utilities, if any, payable by Seller, shall be prorated. Seller shall obtain meter readings on the Closing Date or the day immediately preceding the Closing Date ("Proration Date"), and if such readings are obtained, there shall be no proration of such items and Seller shall pay the bills therefor for the period through the Proration Date, and Purchaser shall pay the bills therefor for the period subsequent to the Proration Date as and when rendered. If Seller is unable to obtain meter readings as of the Proration Date, utilities shall be prorated at the Proration Date based upon the most recent utility bills, adjusted for seasonality (such adjustment being reasonably acceptable to both parties), and reprorated upon issuance of the actual bills. In addition, if there are any utility charges submetered to Tenants and payable by them directly to Seller, Seller shall use reasonable efforts to obtain readings thereof at the Closing Date, and such items shall be prorated in mode and manner as with respect to rents.

(a) Prepaid and unpaid expenses and charges respecting utilities and all other expenses incurred in the operation of the Property shall be prorated at and as of the Closing Date.

(a) In the case of any charges payable by Tenants to Seller applicable to periods of time ending before the Closing Date but to become payable thereafter when bills are rendered (such as service charges, supply charges and utility charges), Seller shall after settlement prepare and promptly deliver to Purchaser the information necessary to prepare the bills to the tenants. Seller warrants and represents that to the best of its knowledge such information will be true, complete and correct. All such charges shall be paid to Purchaser and adjusted in the same manner as provided herein.

Except as otherwise provided herein, prorations shall be made as of 11:59 p.m.. on the day prior to the Closing Date.

     The provisions of this SECTION 8.4 shall survive the Closing and the termination of this Contract forever.

     Except for those items for which this Contract specifically provides for reprorations and for mistakes in prorations made at Closing (if discovered and corrected within sixty (60) days following Closing), all prorations shall be considered final and absolute as of Closing. Those items which specifically require reproration in accordance with the terms hereof, upon the tendering from the "owing" party to the "owed" party of the amounts due, shall be considered final and absolute.

A. SECTION POSSESSION AND CLOSING. Possession of the Property shall be delivered to Purchaser by Seller at the Closing, subject to the Permitted Exceptions and the rights of the Tenants. Purchaser shall make its own arrangements for the provision of public utilities to the Property and Seller shall terminate its accounts with such utility companies that provide services to the Property as of the end of business on the Closing Date.

A.   SECTION DELINQUENT RENT.

a) APPLICATION OF DELINQUENT RENT. If on the Closing Date any Tenant is in arrears in the payment of any rent under any Tenant Lease (the "Delinquent Rent") payable by it, any Delinquent Rent received by Purchaser and Seller from such Tenant after the Closing shall be applied to amounts due and payable by such Tenant during the following periods in the following order of priority: (A) first, to reimburse the party who made the collection effort for reasonable attorneys' fees and costs and expenses expended in connection with the collection thereof, (B) second, to the period of time after to the Closing Date, and (C) third, to the period of time before the Closing Date. The provisions of this SECTION 8.6(A) shall survive the Closing and the termination of this Contract forever.

a) COLLECTION OF DELINQUENT RENT. Purchaser shall have no obligation to collect past due rentals and other amounts from Tenants after the Proration Date. Seller retains its rights in and to such past due rentals, but shall not disturb or otherwise interfere with any Tenant in its occupancy and use and enjoyment of its demised premises.

                                    ARTICLE
                            CONDEMNATION OR CASUALTY

A.   SECTION CONDEMNATION.

a) If all or any Significant Portion (as defined in SECTION 9.1(B)) of the Property is condemned or taken by eminent domain or conveyed by deed in lieu thereof, or if any condemnation proceeding is commenced for all or any Significant Portion of the Property, prior to Closing, then Purchaser may elect to terminate this Contract by written notice thereof to Seller within fifteen
(15) days after Purchaser receives notice of the condemnation, taking or deed in lieu or institution of such condemnation proceeding (which notice Seller shall deliver to Purchaser within seven (7) days of Seller's receipt thereof). If Purchaser does not terminate this Contract pursuant to this SECTION 9.1(A), then both parties shall proceed to close the transaction contemplated herein pursuant to the terms hereof, in which event Seller shall, except as limited in SECTION 9.1(B) hereof, deliver to Purchaser at the Closing any proceeds actually received by Seller attributable to the Property from such condemnation, eminent domain proceeding or deed in lieu thereof (except for proceeds previously used to restore or repair the Property ) and assign its interest in and to any such proceeds, and there shall be no reduction in the Purchase Price.

a) For purposes of SECTION 9.1(A), "Significant Portion" of the Property shall be deemed to be any portion of the Property with either a fair market value or replacement cost in an amount equal to or great then $100,000 or which involves the taking of any rental units at the Property or permanently prohibits the primary access to the Property. Notwithstanding anything to the contrary contained in SECTION 9.1(A), if Purchaser has not timely elected to terminate in accordance with SECTION 9.1(A), and if the proceeds payable with respect to the Property as a result of condemnation exceed the Purchase Price for the Property, then the portion of such proceeds in excess of the Purchase Price shall be paid to Purchaser at the Closing. The foregoing provision shall survive the Closing and the termination of this Contract forever.

a) If less than a Significant Portion of the Property is condemned, taken by eminent domain, conveyed by deed in lieu thereof or is the subject of a condemnation proceeding, then neither party shall have the right to terminate this Contract pursuant to this SECTION 9.1, but Seller shall deliver to Purchaser at Closing any proceeds actually received by Seller attributable to the Property from such condemnation or eminent domain proceeding or deed in lieu thereof, and assign its interest in and to such proceeds to Purchaser, and there shall be no reduction of the Purchase Price.

a) If all or any Substantial Portion (as defined in SECTION 9.2(B)) of the Property shall be damaged or destroyed by fire or other casualty prior to Closing, then Purchaser may terminate this Contract by written notice thereof to Seller within fifteen (15) days after Purchaser receives notice of the casualty (which notice Seller shall deliver to Purchaser within seven (7) days of Seller's receipt thereof). If Purchaser does not terminate this Contract as aforesaid, then both parties shall proceed to close the transaction contemplated herein pursuant to the terms hereof, in which event Seller shall, except as limited in SECTION 9.2(B) hereof, deliver to Purchaser at the Closing any insurance proceeds actually received by Seller attributable to the Property from such casualty (except for proceeds previously used to repair the Property) and assign to Purchaser all of Seller's right, title and interest in and to any claims which Seller may have under the insurance policies covering the Property, and Purchaser shall receive a proration credit at Closing in the aggregate amount of any deductible or self-insurance and there shall be no reduction in the Purchase Price. If less than a Substantial Portion of the Property shall be damaged or destroyed by fire or other casualty prior to Closing, then the parties shall proceed in accordance with the second sentence in this SECTION 9.2(A).

a) For the purposes of SECTION 9.2(A), a "Substantial Portion" of the Property shall be deemed to be any portion of the Property with either a fair market value or replacement cost in an amount equal to or greater than $125,000. Notwithstanding anything in SECTION 9.2(A) to the contrary, if Purchaser has not timely elected to terminate in accordance with SECTION 9.2(A), and if the proceeds payable with respect to the Property as a result of casualty exceed the Purchase Price for the Property, then the portion of such proceeds in excess of the Purchase Price shall be paid to Purchaser at the Closing. The foregoing provision shall survive the Closing and the termination of this Contract forever.
                                   ARTICLE
                             DEFAULTS AND REMEDIES

A. SECTION DEFAULT BY PURCHASER. If Seller is not in default hereunder and Purchaser refuses or fails to consummate the Closing under this Contract for reasons other than as expressly permitted herein or set forth in SECTION 4.4,
SECTION 5.2, SECTION 7.1(A), (B) or (C) or ARTICLE IX hereof, then Seller may terminate this Contract in which event neither party shall have any further rights, duties, or obligations hereunder except as provided in SECTIONS 5.1.5 and 11.1 hereof, and, as its sole and exclusive remedy for Purchaser's failure to close, Seller shall be entitled to receive and retain the Earnest Money Deposit as liquidated damages (Seller and Purchaser hereby acknowledging that the amount of damages in the event of Purchaser's default is difficult or impossible to ascertain but that such amount is a fair estimate of such damage).

A. SECTION DEFAULT BY SELLER. If Purchaser is not in default hereunder and Seller refuses or fails to consummate the Closing under this Contract other than due to a termination by Seller permitted hereunder or a failure of a condition precedent to Seller's obligation to close as set forth in ARTICLE VII, then Purchaser may, at Purchaser's sole option, as its sole and exclusive remedy, either (a) terminate this Contract whereupon Escrow Agent shall Return the Earnest Money Deposit; or (b) enforce specific performance of this Contract against Seller. Provided, if specific performance is unavailable as a remedy to Purchaser, then Seller shall reimburse Purchaser for its out of pocket costs and expenses incurred in connection with this transaction, not to exceed $100,000. In no event shall Seller be liable to Purchaser for any punitive, speculative or consequential damages or damages for loss of opportunity or lost profit.

A. SECTION COSTS OF ENFORCEMENT If it shall be necessary for either Purchaser or Seller to employ an attorney to enforce its rights pursuant to this Contract, the non-prevailing party shall reimburse the prevailing party for the prevailing party's reasonable attorneys' fees and other reasonable out-of-pocket expenses incurred by the prevailing party in pursuit of such enforcement.

                                    ARTICLE
                             BROKERAGE COMMISSIONS

A. SECTION BROKERAGE COMMISSION. Seller and Purchaser each represent to the other that each has no agreement with any broker, finder or other party requiring payment of a commission with respect to the sale or purchase of the Property, except that Seller may pay a fee to Insignia Capital Advisors, Inc. and Purchaser may pay a fee to Carmel Realty Services. Seller agrees to indemnify and defend Purchaser and its officers, directors, trustees, shareholders, representatives and agents and hold each of them harmless from any loss, liability, damage, cost or expense (including, without limitation, reasonable attorneys' fees and expenses) arising out of or paid or incurred by Purchaser by reason of any claim to any broker's, finder's or other fee in connection with this transaction by any party claiming by, through or under Seller. Purchaser agrees to indemnify and defend Seller and its general partner and their respective affiliates and their and their affiliates' officers, directors, employees, agents and representatives, and hold each of them harmless from any and all loss, liability, damage, claim, cause of action, fine, fee, lien, cost or expense (including, without limitation, reasonable attorneys' fees and expenses ) arising out of or paid or incurred by any of them by reason of any claim to any broker's, finder's or other fee in connection with this transaction by any party claiming by, through or under Purchaser or its affiliates. Notwithstanding anything to the contrary contained herein, the indemnities set forth in this ARTICLE XI shall survive the Closing and the termination of this Contract forever.

                                    ARTICLE
                  OPERATION OF THE PROPERTY PRIOR TO THE CLOSING

A. SECTION OPERATION OF THE PROPERTY PRIOR TO THE CLOSING. During the term of this Contract:

a) Seller shall not create or permit to be created, any liens, encumbrances, defects in title, restrictions or easements affecting the Property (except for mechanic's and materialmen's liens arising in the normal course of Seller's business of operating the Property, and which will be paid by Seller in the normal course of business and to the extent not paid by Closing, Seller will cause to be discharged or insured over on or before the Closing in accordance with SECTION 5.1.2 or accounted for as a proration credit to Purchaser).

a) Seller shall operate and maintain the Property in substantially the same manner as operated and maintained prior to the Effective Date.

a) Without Purchaser's prior written consent, Seller shall not settle any protest or appeal of the real estate tax assessment for the Property for the current tax year or for any prior tax year if the settlement would increase, or compromise Purchaser's ability to challenge, the assessment for the current tax year or any future tax year.

a) Seller shall maintain all of Seller's insurance policies relating to or affecting the Property in full force and effect until Closing.

a) All actions required pursuant to this Contract which are necessary to effectuate the transaction contemplated herein will be taken promptly and in good faith by Seller and Purchaser, and each shall furnish the other with such documents or further assurances as each may reasonably require.

a) Seller shall manage, operate, repair and maintain the Property (making all necessary repairs and replacements and performing all necessary maintenance) in accordance with prudent management and operating standards and practices in the area of the Property and will keep the Property in as good a condition as exists on the Effective Date (reasonable wear and tear excepted), and will not, prior to the Closing, delay or defer repair, replacement or maintenance work required in the ordinary course.

a) After the Inspection Period, Seller shall not terminate or enter into any renewal, extension, modification or replacement of any existing Service Contract that would extend past Closing or enter into any new employment, maintenance, service, supply or other agreement relating to the Property that would extend past Closing without the express written permission of Purchaser and during the Inspection Period, Seller shall notify Purchaser of any such terminations, extensions, or modifications.

a) After the Inspection Period, Seller shall not without the prior written consent of Purchaser in each instance, (a) enter into any new leases or occupancy agreements for space at the Property at rents below those shown on the Rent Roll for such unit, (b) modify, amend, terminate, renew, extend or waive any rights under any existing Lease, (c) (d) grant any concession, rebate, allowance or free rent to any Tenant for any period, or (e) accept the surrender of or terminate any Lease except in the ordinary course of business. During the Inspection Period, Seller shall notify Purchaser if it performs any of the actions set forth in this SECTION 12.1(H).

a) Seller shall perform its obligations when due pursuant to the Service Contracts, Leases, and Operating Permits, if any.

a) The Seller shall make all books and records relating to the ownership and operation of the Property available to the Purchaser and its accountants, at Purchaser's request, during normal business hours and without interfering with the operations of the Property, and shall permit the Purchaser's accountants and attorneys to examine and audit the same, at the Purchaser's sole cost and expense.

a) Seller shall not enter into or record any easement, covenant, license, permit, agreement or other instrument against the Property, or any portion thereof, except as may be required to enable Seller to perform its obligations under this Agreement.

                                    ARTICLE
                                 MISCELLANEOUS

A. SECTION NOTICES. Any notice provided or permitted to be given under this Contract must be in writing and may be served by (a) delivering same via the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivering the same in person to such party via a hand delivery service, Federal Express or any other nationally recognized courier service that provides a return receipt showing the date of actual delivery of same to the addressee thereof, or (c) facsimile transmission. Notice given in accordance herewith shall be effective upon receipt at the address of the addressee. For purposes of notice, the addresses of the parties shall be as follows:

     If to Seller:          c/o Insignia Financial Group, Inc.
                            One Insignia Financial Plaza
                            Greenville, South Carolina 29601
                            Attention: Ken Chapman
                            Facsimile No.: (803) 239-1066
                            Telephone No.: (803) 239-1049

     With copies to:        Mark P. Garside, Esq.
                            Parker, Poe, Adams & Bernstein L.L.P.
                            2500 Charlotte Plaza
                            Charlotte, North Carolina 28244
                            Facsimile No.: (704) 334-4706
                            Telephone No.:  (704) 335-9040

     If to Purchaser:       Bill Schoppe
                            c/o Carmel Realty
                            10670 N. Central Expressway
                            Suite 505
                            Dallas, Texas  75231
                            Facsimile No.: (214) 692-4780
                            Telephone No.: (214) 696-2567

     With copies to:        Cary L. Newburger, Esq.
                            333 East 49th Street
                            New York, NY  10017
                            Facsimile No.: (212) 317-0725
                            Telephone No. (212) 355-3135


     If to Escrow
     Agent:                 Commonwealth Land Title Insurance Corporation
                            Attn: Jim Lazar
                            5949 Sherry Lane, Suite 111
                            Dallas, Texas  75225
                            Facsimile No.: (214) 987-4202
                            Telephone No.: (214) 373-6100

A. SECTION GOVERNING LAW. THIS CONTRACT IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS, AND THE LAWS OF SUCH STATE SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS CONTRACT.

A. SECTION ENTIRETY AND AMENDMENTS. This Contract embodies the entire agreement between the parties and supersedes all prior agreements and understandings, if any, relating to the transaction described herein, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

A. SECTION PARTIES BOUND. Subject to the provisions of SECTION 13.5 hereof, this Contract shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective heirs, personal representatives, successors and assigns.

A. SECTION ASSIGNMENT. Purchaser may assign this Contract to an entity which is majority owned or controlled by Purchaser. Provided, however, this Contract may not be otherwise assigned in whole or in part by Purchaser without the prior written consent of Seller. Any such assignment of this Contract by Purchaser without Seller's prior written consent shall, at Seller's option, be null and void and of no effect. In the event that this Contract is assigned by Purchaser, then Purchaser shall be released from further liability or obligations hereunder.

A. SECTION HEADINGS Headings used in this Contract are used for reference purposes only and do not constitute substantive matter to be considered in construing the terms of this Contract.

A. SECTION SURVIVAL. Except as otherwise expressly provided herein, no representations, warranties, covenants, acknowledgments or agreements contained in this Contract shall survive the Closing of this Contract and the delivery of the Special Warranty Deed by Seller to Purchaser.

A. SECTION INTERPRETATION The parties acknowledge that each party and its counsel have reviewed this Contract, and the parties hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Contract or any amendments or exhibits hereto. In case any one or more of the provisions contained in this Contract shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Contract shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein. When the context in which words are used in this Contract indicates that such is the intent, words in the singular number shall include the plural and vice versa, and words in the masculine gender shall include the feminine and neuter genders and vice versa.

A. SECTION EXHIBITS. All references to "Exhibits" or "Schedules" contained herein are references to exhibits or schedules attached hereto, all of which are hereby made a part hereof for all purposes.

A. SECTION TIME OF ESSENCE It is expressly agreed by the parties hereto that time is of the essence with respect to this Contract and Closing hereunder.

A. SECTION MULTIPLE COUNTERPARTS This Contract may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one agreement, but, in making proof of this Contract, it shall not be necessary to produce or account for more than one such counterpart.

A. SECTION RISK OF LOSS Risk of loss or damage to the Property, or any part thereof, by fire or any other casualty following the Closing will be on the Purchaser; the risk of loss prior to the Closing remains on Seller.

A. SECTION BUSINESS DAYS All references to "business days" contained herein are references to normal working business days, i.e., Monday through Friday of each calendar week, exclusive of federal and national bank holidays.

A. SECTION NO RECORDATION OF CONTRACT. In no event shall this Contract or any memorandum hereof be recorded in the public records of the place in which the Property is situated, and any such recordation or attempted recordation shall constitute a breach of this Contract by the party responsible for such recordation or attempted recordation.

A.   SECTION GENERAL
1. Seller acknowledges that Purchaser shall not be liable and Seller shall be responsible for any employees or agents of Seller for or in respect of salaries, bonuses, vacations, vacation pay and other leave programs, employee benefit plans or programs, welfare benefits plans, retirement plans, excess benefit plans, plans maintained to provide workers' compensation or unemployment benefits and pay practices which Seller has funded or been obligated to fund for its past or present employees, independent contractors or either of their beneficiaries or dependents.

1.   A.   Seller shall indemnify, defend and hold harmless Purchaser and any person or entity affiliated with or owning or controlling, in whole or in part, directly or indirectly, Purchaser, the joint venturers, partners, trustees, officers, directors, shareholders, employees, agents and attorneys at any time and from time to time of any of the foregoing, and the heirs, legal representatives, successors and assigns of each and all of the foregoing (collectively "Related Parties") of and from any and all claims, demands, damages, expenses (including without limitation reasonable attorneys' fees), losses, injuries, liabilities, penalties, and costs (except for those claims, demands, damages, expenses, losses, injuries, liabilities, penalties, and costs referred to in SECTION 5.1.5) incurred or suffered by Purchaser or its Related Parties arising out of or in connection with any one or more of the following:

     1. any use, occupancy, ownership or operation of any of the Property or any occurrence in, on or about the Property before the Closing;

     2. any accident, injury (including death) or damage, regardless of the cause thereof to any person or property occurring in, on or about the Property before Closing.

Seller's obligation to indemnify and hold Purchaser and its Related Parties harmless under this SECTION 13.15.2.A shall survive Closing or termination of this contract

B. Provided, Seller shall have no obligation or liability under this Contract to indemnify, defend or hold harmless Purchaser or its Related Parties of or from any claims, demands, damages, losses, injuries, liabilities, penalties, costs, expenses (including without limitation reasonable attorneys' fees), incurred or suffered by Purchaser or its Related Parties arising out of or in connection with the threatened or actual existence of Hazardous Materials or other environmental conditions relating to the Property except to the extent that such threatened or actual existence was known by Seller as of the Effective Date or the Closing Date or is contrary to any representation or warranty made by Seller herein.

C. Purchaser shall indemnify, defend and hold harmless Seller and any person or entity affiliated with or owning or controlling, in whole or in part, directly or indirectly, Seller, the joint venturers, partners, trustees, officers, directors, shareholders, employees, agents and attorneys at any time and from time to time of any of the foregoing, and the heirs, legal representatives, successors and assigns of each and all of the foregoing (collectively "Related Parties") of and from any and all claims, demands, damages, losses, injuries, liabilities, penalties, costs and expenses (including without limitation reasonable attorneys' fees), incurred or suffered by Seller or its Related Parties arising out of or in connection with any one or more of the following:

     1. any use, occupancy, ownership or operation of any of the Property or any occurrence in, on or about the Property after the Closing;

     2. any accident, injury (including death) or damage, regardless of the cause thereof to any person or property occurring in, on or about the Property after Closing;

Purchaser's obligation to indemnify and hold Seller and its Related Parties harmless under this SECTION 13.15.2.C shall survive Closing or termination of this Contract.

13.15.3 Purchaser and Seller shall use their best efforts to promptly and timely file all filings, reports, certificates and applications required to carry out the transactions contemplated by this Agreement or to consummate the transactions contemplated hereby required, if at all, by (i) the federal securities laws, (ii) the United States or any commission, department, agency, law, rule or regulation thereof, or (iii) the State of Texas or any commission, agency or department thereof.

                                  ARTICLE
                                ESCROW TERMS

A. SECTION ACCEPTANCE OF ESCROW. Escrow Agent hereby agrees to perform the obligations of Escrow Agent under the terms of this Contract. Escrow Agent has executed this Contract to evidence its acceptance of the terms of the escrow created hereby; provided, however, notwithstanding anything to the contrary contained herein, Escrow Agent shall not be a required party or signatory to any modification of the terms of this Contract unless such modification directly affects the obligations of Escrow Agent hereunder. Escrow Agent shall be given fully executed copies of all modifications of this Contract to which it is not a party promptly after execution thereof by Purchaser and Seller.

A. SECTION HOLDING FUNDS. Escrow Agent shall hold all cash portions of the Earnest Money in a separate interest bearing account at Escrow Agent's regular federally insured banking institution in Texas, and shall otherwise hold, invest and disburse the Earnest Money as provided herein.

A. SECTION DISBURSEMENT OF EARNEST MONEY Escrow Agent shall disburse the Earnest Money pursuant to the terms hereof.

A. SECTION LIMITED LIABILITY. In performing any of its duties hereunder, Escrow Agent shall not incur any liability to anyone for any damages or expenses, except as may arise due to willful misconduct or breach of trust by Escrow Agent hereunder. Accordingly, Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted in good faith upon advice of its legal counsel relating to the responsibilities of Escrow Agent under this Contract, or (ii) any action taken or omitted in reliance on any instrument, including any written notice or instruction provided for in this Contract, not only as to the due execution and validity of its provisions but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a person or persons having authority to sign or present such instrument and to conform with the provisions of this Contract.

A. SECTION INDEMNITY Purchaser and Seller hereby indemnify Escrow Agent against, and hold Escrow Agent harmless from, any and all claims, actions, demands, loses, damages, expenses (including, without limitation, court costs, attorneys' fees, and accountants' fees) and liabilities that may be imposed upon performance of its duties hereunder, including, without limitation, any litigation arising from this Contract or involving the subject matter hereof, but excluding any such claims, actions, demands, losses, damages, expenses and liabilities resulting from or arising out of any willful misconduct or breach of trust by Escrow Agent hereunder. In the event of any litigation arising from this Contract or involving the subject matter hereof, and in the event Purchaser and Seller are opposing parties in such litigation, the party prevailing in such litigation shall be reimbursed promptly upon demand by the other such party in an amount equal to that amount which the prevailing party shall have paid Escrow Agent with respect to such litigation and the subject matter thereof pursuant to the indemnification agreement contained in this SECTION 14.5. The provisions of this SECTION 14.5 shall survive the Closing or any termination, cancellation' rescission or consummation of this Contract.

A. SECTION ESCROW FEE Seller and Purchaser shall each pay one-half of the fees and expenses, if any, due to Escrow Agent in compensation for its services pursuant hereto and shall each reimburse Escrow Agent for one-half of the expenses incurred in discharging its duties and obligations hereunder.


IN WITNESS WHEREOF, the parties hereby execute this Contract as of the date first above written.

SELLER:

VISTA APX, a Texas limited partnership

By:  Angeles Partners X, a California limited partnership

By:

Name:

Title:


PURCHASER:

TRANSCONTINENTAL REALTY INVESTORS, INC., a Nevada corporation

By:

Name:

Title:



                   ESCROW AGENT:

                   COMMONWEALTH LAND TITLE INSURANCE COMPANY

                   By:

                   Printed Name:

                   Title:


                                    EXHIBIT A
                                       TO
                      CONTRACT TO PURCHASE AND SELL PROPERTY
                                      AND
                                ESCROW AGREEMENT


                                    EXHIBIT B
                                       TO
                      CONTRACT TO PURCHASE AND SELL PROPERTY
                                      AND
                                ESCROW AGREEMENT

                             SPECIAL WARRANTY DEED

STATE OF ____________
                         KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF ___________

     VISTA APX, a Texas limited partnership (hereinafter called "Grantor"), for and in consideration of the sum of TEN AND No/100 ($10.00) and other good and valuable consideration in hand paid by TRANSCONTINENTAL REALTY INVESTORS, INC., a Nevada corporation (hereinafter called "Grantee"), whose mailing address is 300 Broadway, Suite 210, Nashville, Tennessee, the receipt and sufficiency of which are hereby acknowledged, has GRANTED, SOLD AND CONVEYED and by these presents does GRANT, SELL AND CONVEY unto Grantee that certain tract or parcel of land situated in El Paso, Texas and more particularly described on Exhibit "A" attached hereto and made a part hereof for all purposes, together with Grantor's rights and interests in all improvements, structures and fixtures located thereon and all rights, titles and interests of Grantor appurtenant thereto (all of the above-described properties being hereinafter collectively referred to as the "Property"). This conveyance is made and accepted subject to
(a) general real estate taxes on the Property for the current year which Grantee assumes and agrees to pay, (b) zoning laws and regulations and ordinances of municipal and other governmental authorities, if any, affecting the Property, and (c) the matters set forth on Exhibit "B" attached hereto and made a part hereof for all purposes (all of the foregoing being hereinafter collectively referred to as the "Permitted Exceptions").

     TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto in anywise belonging unto Grantee, its successors and assigns forever, and Grantor does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise, subject, however, to the Permitted Exceptions.

     Current ad valorem taxes on the Property having been prorated, Grantee hereby assumes the obligation for payment thereof.

     IN WITNESS WHEREOF, this Special Warranty Deed is executed by Grantor to be effective for all purposes as of the _____ day of _____________, 1998.

                       GRANTOR:


VISTA APX, a Texas limited partnership

By:          Angeles Partners X, a California limited partnership

By:

Name:

Title:


STATE OF
COUNTY OF

     This ____  day of __________, 1998, personally came before me, ___________,
Notary Public of___________ County, State of ____________, who, being by me duly sworn, says that he/she is ____ President of Angeles Partners X, a California limited partnership, General Partner of Vista APX, a Texas limited partnership, and that the seal affixed to the foregoing instrument in writing is the corporate seal of said corporation, and that the writing was signed and sealed by him/her in behalf of said corporation as General Partner of Vista APX by its authority duly given. And the __________ President acknowledged the said writing to be the act and deed of the corporation as General Partner of Vista APX.

     Witness my hand and official seal the day and year first above written.

My Commission Expires:________________________________
_______________________________________  Notary Public


[NOTARY SEAL]

                                    EXHIBIT A
                                       TO
                             SPECIAL WARRANTY DEED
                              PROPERTY DESCRIPTION


                                   EXHIBIT B
                                       TO
                             SPECIAL WARRANTY DEED

                              PERMITTED EXCEPTIONS

To be added:  Permitted Exceptions (as defined in the Contract).


                                   EXHIBIT C
                                      TO
                    CONTRACT TO PURCHASE AND SELL PROPERTY
                                     AND
                               ESCROW AGREEMENT

ASSIGNMENT AND ASSUMPTION OF LEASES

STATE OF ________
                       KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF _______

     That, VISTA APX, a Texas limited partnership (Assignor"), for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, to Assignor in hand paid, the receipt and legal sufficiency of which are hereby acknowledged, hereby transfers, assigns and sets over unto TRANSCONTINENTAL REALTY INVESTORS, INC., a Nevada corporation ("Assignee"), all of the right, title and interest of Assignor in and to all leases of, and security deposits and prepaid rents relating to space in (together, the "Leases") the real property ("Property") described on Exhibit A, attached hereto and made a part hereof for all purposes.

     TO HAVE AND TO HOLD the Leases, together with any and all of the rights and appurtenances thereto in anyway belonging to Assignor (excluding the right to receive rents paid under the Leases and which accrued before the date of this Assignment), unto Assignee and Assignee's successors and assigns forever, and Assignor does hereby bind Assignor and Assignor's legal representatives and successors, to WARRANT AND FOREVER DEFEND all and singular the Leases unto Assignee and Assignee's successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Assignor, but not otherwise. Assignor represents and warrants to Assignee that the Leases have not been previously assigned (except to the extent the Leases were assigned in conjunction with a loan to finance the purchase of the Property) and that, except as set forth on the Rent Roll and disclosure attached as Exhibit B, Seller has title to the Leases, not subject to claims, set-offs or liens known to Assignor.

     In consideration of the foregoing assignment, Assignee hereby assumes, and agrees to perform all of the obligations of Assignor under the Leases, including, but not limited to, the obligation to refund any security deposits delivered by Assignor to Assignee. Assignee takes the Leases subject to any existing defaults thereunder.

     Assignor will indemnify, defend and hold harmless Assignee and its Related Parties from and against any and all claims, demands, suits, actions, proceedings, damages, liabilities, penalties, costs, expenses and fees (including reasonable attorneys' fees) arising from the misapplication prior to the Closing Date of any security deposits received by Assignor. Assignee will indemnify, defend and hold harmless Assignor and its Related Parties from and against any and all claims, demands, suits, actions, proceedings, damages, attorneys'sfees) arising from the misapplication on or after the Closing Date of any security deposits received by Assignee from Assignor.

     "Related Parties" shall mean any person or entity affiliated with or owning or controlling, in whole or in part, directly or indirectly, the indemnified party, the joint venturers, partners, trustees, officers, directors, shareholders, employees, agents and attorneys at any time and from time to time of any of the foregoing, and the heirs, legal representatives, successors and assigns of each of the foregoing.

     EXECUTED effective as of this _____ day of _________, 1998 (the "Closing Date").

                          ASSIGNOR:

                      VISTA APX, a Texas limited partnership

                              By: Angeles Partners X, a California limited partnership

                              By:

                              Name:

                              Title:

                         ASSIGNEE:

TRANSCONTINENTAL REALTY INVESTORS, INC., a Nevada corporation

          By:

          Name:

          Title:


STATE OF
COUNTY OF

     This ____  day of __________, 1998, personally came before me,
     , Notary Public of        County, State of             ,
     , who, being by me duly sworn, says that he/she is ____ President of Angeles Partners X, a California limited partnership, General Partner of Vista APX, a Texas limited partnership, and that the seal affixed to the foregoing instrument in writing is the corporate seal of said corporation, and that the writing was signed and sealed by him/her in behalf of said corporation as General Partner of Vista APX by its authority duly given. And the __________ President acknowledged the said writing to be the act and deed of the corporation as General Partner of Vista APX.

     Witness my hand and official seal the day and year first above written.

My Commission Expires:                  ________________________________
____________________                         Notary Public


[NOTARY SEAL]

STATE OF _________________

COUNTY OF _______________

     This _____day of ____________, 1998, personally came before me ___________________, who, being by me duly sworn, says that he is ________ President of Transcontinental Realty Investors, Inc., and that the seal affixed to the foregoing instrument in writing is the corporate seal of said corporation, and that said corporation, and that said writing was signed by him in behalf of said corporation by its authority duly given. And the______ President acknowledged the writing to be the act and deed of said corporation.

     WITNESS my hand and Notarial Seal, this the _____day of _________________, 1998.

                              ______________________________________
                              Notary Public
My Commission expires:

_______________________

[NOTARY SEAL]

                                   EXHIBIT A
                                       TO
                      ASSIGNMENT AND ASSUMPTION OF LEASES

                              PROPERTY DESCRIPTION


                                   EXHIBIT B
                                       TO
                      ASSIGNMENT AND ASSUMPTION OF LEASES

                                   RENT ROLL


                                   EXHIBIT D
                                      TO
                     CONTRACT TO PURCHASE AND SELL PROPERTY
                                      AND
                              ESCROW AGREEMENT

               BLANKET CONVEYANCE, BILL OF SALE AND ASSIGNMENT

STATE OF _________
                    KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF _________

     By a Special Warranty Deed (the "Deed") of even date with the date hereof, VISTA APX, a Texas limited partnership ("Seller"), conveyed to TRANSCONTINENTAL REALTY INVESTORS, INC., a Nevada corporation ("Purchaser"), the real property (the "Real Property") described on Exhibit "A" attached hereto and made a part hereof for all purposes, together with all improvements located thereon.

     As consideration for (a) the conveyance of the Real Property, (b) the conveyance of the personal property described herein, and (c) the assignments contained herein, Purchaser has paid the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration to the Seller.

     NOW, THEREFORE, for the consideration above specified, the receipt and sufficiency of which are expressly acknowledged:

     1. The Seller has GRANTED, CONVEYED, SOLD, TRANSFERRED, SET-OVER and DELIVERED, and by these presents does hereby GRANT, CONVEY, SELL, TRANSFER, SET-OVER and DELIVER unto the Purchaser, all of Seller's right, title and interest in and to all items of tangible personal property located on or attached to the Real Property including, without limitation, all items of personal property described on Exhibit B hereto (all of the property described in this paragraph 1 is hereinafter referred to as the "Personal Property") (the Real Property and Personal Property sometimes collectively referred to herein as the "Property"). Seller represents and warrants to Purchaser that the Property has not been assigned (except to the extent the Property was assigned as security for a loan relating to the Real Property or the Property) and that Seller has title to the Property, not subject to claims, set-offs or liens (except the Permitted Exceptions, defined in the Contract to Purchase and Sell Property and Escrow Agreement by and between Seller and Purchaser dated August ___, 1998) known to Seller.

     2. The Seller has GRANTED, CONVEYED, SOLD, TRANSFERRED and ASSIGNED and by these presents does GRANT, CONVEY, SELL, TRANSFER and ASSIGN unto the Purchaser all of the Seller's right, title and interest in and to the trade name "Vista Hills Apartments".

     3. The Seller has ASSIGNED, TRANSFERRED and SET-OVER, and by these presents does ASSIGN, TRANSFER and SET-OVER unto the Purchaser (to the extent they are assignable) all of its right, title and interest in and to all service contracts, bonds, warranties and guaranties which relate to the Real Property or Personal Property and are listed on EXHIBIT C hereto.

     PURCHASER ACCEPTS THE PROPERTY DESCRIBED IN THIS DOCUMENT (THE "PROPERTY"), AND ACKNOWLEDGES THAT THE CONVEYANCE OF THE PROPERTY TO PURCHASER IS MADE BY SELLER, ON AN "AS IS, WHERE IS, AND WITH ALL FAULTS" BASIS. PURCHASER EXPRESSLY ACKNOWLEDGES THAT, EXCEPT FOR THE WARRANTY OF TITLE CONTAINED IN THE SPECIAL WARRANTY DEED DELIVERED TO PURCHASER CONTEMPORANEOUSLY HEREWITH, AND EXCEPT FOR SELLERS WARRANTIES AND REPRESENTATIONS CONTAINED IN THAT CERTAIN CONTRACT TO PURCHASE AND SELL PROPERTY AND ESCROW AGREEMENT ENTERED INTO BETWEEN SELLER AND PURCHASER AND THE CLOSING DOCUMENTS DELIVERED PURSUANT THERETO, SELLER MAKES NO WARRANTY OR REPRESENTATION OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW WITH RESPECT TO THE PROPERTY REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER'S WARRANTY OF TITLE SET FORTH IN THE SPECIAL WARRANTY DEED DELIVERED TO PURCHASER), ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY.

Purchaser hereby assumes and agrees to perform from the effective date hereof forward all of the covenants and obligations arising after the date hereof contained in the contracts assigned hereunder which are to be performed by Seller and hereby indemnifies and agrees to defend Seller, its general partner and their respective affiliates and their and their affiliates' officers, directors, employees, agents and representatives, and agrees to hold Seller, its general partner and their respective affiliates and their and their affiliates' officers, directors, employees, agents and representatives, harmless from and against any and all liability, cost, claim, cause of action, fine, fee, lien, loss, damage or expense, including reasonable attorneys' fees and expenses, suffered or incurred by any of them as a result of any alleged failure of Purchaser to perform such covenants or obligations.

     This Blanket Conveyance, Bill of Sale and Assignment is binding and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

     TO HAVE AND TO HOLD the Property unto Purchaser, its successors and assigns forever, and Seller does hereby bind itself, its successors and assigns, to forever WARRANT AND DEFEND the title to the Property unto Purchaser, its successors and assigns, against any person whomsoever lawfully claiming, or to claim the same or any part thereof, by, through or under Seller, but not otherwise.

     EXECUTED effective as of the ______ day of __________,  1998.

SELLER:


VISTA APX, a Texas limited partnership

By:  Angeles Partners X, a California limited partnership

          By:

          Name:

          Title:



PURCHASER:

TRANSCONTINENTAL REALTY INVESTORS, INC., a Nevada corporation


By:

Name:

Title:

EXHIBIT A
TO
BLANKET CONVEYANCE, BILL OF SALE AND ASSIGNMENT

Real Property Description


EXHIBIT B
TO
BLANKET CONVEYANCE, BILL OF SALE AND ASSIGNMENT

Personal Property

EXHIBIT C
BLANKET CONVEYANCE, BILL OF SALE AND ASSIGNMENT


EXHIBIT E
TO
CONTRACT TO PURCHASE AND SELL PROPERTY
AND
ESCROW AGREEMENT

NON-FOREIGN AFFIDAVIT

STATE OF ________
                   KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF ________

     On this date, VISTA APX, a Texas limited partnership ("Seller"), has sold and conveyed certain real property situated in El Paso, Texas, to TRANSCONTINENTAL REALTY INVESTORS, INC., a Nevada corporation ("Purchaser").
Section 1445 of the Internal Revenue Code of 1986 provides that a transferee of a U.S. Real Property Interest must withhold tax if the transferor is a foreign person. To inform Purchaser that withholding of tax is not required upon the disposition of a U.S. Real Property Interest by Seller, the undersigned hereby certifies the following on behalf of Seller:

     1. Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

     2.   Seller's U.S. Employer Identification Number is ______________; and

3.   Seller's office address is
_____________________________________________
     Seller understands that this certification may be disclosed to the Internal Revenue Service by Purchaser and that any false statement contained herein could be punished by fine, imprisonment, or both.

     Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.

     Executed this ______ day of ______________, 1998.

                  SELLER:


VISTA APX, a Texas limited partnership

By:  Angeles Partners X, a California limited partnership

          By:

          Name:

          Title:

STATE OF
COUNTY OF

     This ____  day of __________, 1998, personally came before me,
     , Notary Public of        County, State of             ,
     , who, being by me duly sworn, says that he/she is ____ President of Angeles Partners X, a California limited partnership, General Partner of Vista APX, a Texas limited partnership, and that the seal affixed to the foregoing instrument in writing is the corporate seal of said corporation, and that the writing was signed and sealed by him/her in behalf of said corporation as General Partner of Vista APX by its authority duly given. And the __________ President acknowledged the said writing to be the act and deed of the corporation as General Partner of Vista APX.

     Witness my hand and official seal the day and year first above written.

My Commission Expires:        ________________________________
                              Notary Public


[NOTARY SEAL]



EXHIBIT F
TO
CONTRACT TO PURCHASE AND SELL PROPERTY
AND
ESCROW AGREEMENT

RESIDENT NOTICE LETTER


_________________, 1998




__________________________
__________________________
__________________________
          Re: Your lease ("Lease") of space in Vista Hills Apartments located in the City of El Paso, Texas ("Apartments")


Dear Resident:

     You are hereby notified that VISTA APX, a Texas limited partnership ("Owner"), as owner of the Apartments and the current owner of the landlord's interest under the Lease, has sold the Apartments to TRANSCONTINENTAL REALTY INVESTORS, INC., a Nevada corporation ("Purchaser") as of the date of this Resident Notice Letter set forth above, and in connection with such sale the Owner has assigned and transferred its interest in the Lease and any and all unapplied security deposits thereunder or relating thereto in its possession to Purchaser, and Purchaser has assumed and agreed to perform all of the landlord's obligations under the Lease (including, but not limited to, any obligations set forth in the Lease to repay or account for any security deposits thereunder) from and after such date.

     Accordingly, (a) all of your obligations under the Lease from and after the date of this Resident Notice Letter (including your obligation to pay rent) shall be performable to and for the benefit of Purchaser and Purchaser's successors and assigns, and (b) all of the obligations of the landlord under the Lease (including, but not limited to, any obligations to repay or account for any unapplied security deposits thereunder) from and after the date of this Resident Notice Letter shall be the binding obligations of Purchaser and Purchaser's successors and assigns. The current amount of the security deposit being held by Purchaser with respect to the Lease is $_______________.

     The address of Purchaser for all purposes under the Lease (including the payments of rentals, the recoupment of any security deposits and the giving of any notices provided for in the Lease) is
______________________________________________________.
                     Very truly yours,

                     OWNER:


VISTA APX, a Texas limited partnership

By:  Angeles Partners X, a California limited partnership

          By:

          Name:

          Title:



PURCHASER:

TRANSCONTINENTAL REALTY INVESTORS, INC., a Nevada corporation


        By:

        Name:

        Title:

        SCHEDULE 1.1(B)
                                       TO
                     CONTRACT TO PURCHASE AND SELL PROPERTY
                                      AND
                                ESCROW AGREEMENT
                                   PERSONALTY

                                SCHEDULE 5.3(c)
                                       TO
                     CONTRACT TO PURCHASE AND SELL PROPERTY
                                      AND
                                ESCROW AGREEMENT

                               SERVICE CONTRACTS

                               SCHEDULE 6.2(d)(i)
                                       TO
                     CONTRACT TO PURCHASE AND SELL PROPERTY
                                      AND
                                ESCROW AGREEMENT

                                SCHEDULE 6.2(e)
                                       TO
                     CONTRACT TO PURCHASE AND SELL PROPERTY
                                      AND
                                ESCROW AGREEMENT

                                   RENT ROLL

                                SCHEDULE 6.2(g)

                                       TO
                     CONTRACT TO PURCHASE AND SELL PROPERTY
                                      AND
                                ESCROW AGREEMENT

                 DISCLOSURE OF INFORMATION ON LEAD-BASED PAINT
                         AND/OR LEAD-BASED PAINT HAZARDS

LEAD WARNING STATEMENT
Every purchaser of any interest in residential real property on which a residential dwelling was built prior to 1978 is notified that such property may present exposure to lead from lead-based paint that may place young children at risk of developing lead poisoning. Lead poisoning in young children may produce permanent neurological damage, including learning disabilities, reduced intelligence quotient, behavioral problems, and impaired memory. Lead poisoning also poses a particular risk to pregnant women. The seller of any interest in residential real property is required to provide the buyer with any information on lead-based paint hazards from risk assessments or inspections in the seller's possession and notify the buyer of any known lead-based paint hazards. A risk assessment or inspection for possible lead-based paint hazards is recommended prior to purchase.

SELLER'S DISCLOSURE
(a) Presence of lead-based paint and/or lead-based paint hazards (check (i) or (ii) below):
   (i) ______  Known lead-based paint and/or lead-based hazards are present in the housing (explain).
  (ii) ______  Seller has no knowledge of lead-based point and/or lead-based paint hazards in the housing.
(b)  Records and reports available to the seller (check (i) or (ii) below):
   (i) ______  Seller has provided the purchaser with all available records and reports pertaining to lead-based paint and/or lead-based paint hazards in the housing (list documents below).

  (ii) ______  Seller has no reports or records pertaining to lead-based paint and/or lead-based paint hazards in the housing.

PURCHASER'S ACKNOWLEDGMENT (initial)
(d)   ______   Purchaser has received theipamphletlProtectaYour Family FromeLead in Your Home.
(e)   ______   Purchaser has (check (i) or (ii) below):
  (i) ______   received a 10-day opportunity (or mutually agreed upon period) to conduct a risk assessment or inspection for the presence of lead-based paint and/or lead-based paint hazards; or
 (ii) ______   waived the opportunity to conduct a risk assessment or inspection for the presence of lead-based paint and/or lead-based paint hazards.

AGENT'S ACKNOWLEDGMENT (initial)
(f)   ______   Agent has informed the seller of the seller's obligations under
               42 U.S.C. 4852d and is aware of his/her responsibility to ensure compliance.

CERTIFICATION OF ACCURACY
The following parties have reviewed the information above and certify, to the best of their knowledge, that the information they have provided is true and accurate.

SELLER:

VISTA APX, a Texas limited partnership

By:  Angeles Partners X, a California limited partnership

          By:

          Name:

          Title:

PURCHASER:

TRANSCONTINENTAL REALTY INVESTORS, INC., a Nevada corporation

By:

Name:

Title:

                                 AMENDMENT
                                    TO
                    CONTRACT TO PURCHASE AND SELL PROPERTY
                                   AND
                             ESCROW AGREEMENT

     THIS AMENDMENT TO CONTRACT TO PURCHASE AND SELL PROPERTY AND ESCROW AGREEMENT ("Amendment") is entered into as of the 6th day of January, 1999 between VISTA APX, A TEXAS LIMITED PARTNERSHIP, a Texas limited partnership ("Seller") and TRANSCONTINENTAL REALTY INVESTORS, INC., a Nevada corporation ("Purchaser").

A. Seller and Purchaser entered into that certain Contract to Purchase and Sell Property and Escrow Agreement dated September 8, 1998 ("Contract").

B.   Seller and Purchase desire to amend certain provisions of the Contract.

C. Any capitalized terms not defined herein shall have the meanings ascribed them in the Contract.

     NOW THEREFORE, in consideration of the mutual promises contained herein, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

1. CLOSING. The Closing, as defined in SECTION 8.1 of the Contract, shall be amended so that it shall occur no later than 10:00 a.m. E.S.T., February 1, 1999, time being of the essence. Unless Seller defaults, if Escrow Agent is unable to disburse current funds to Seller's existing lender per the payoff letter delivered at Closing, then Purchaser shall be responsible for any additional costs or fees required by Seller's existing lender in excess of the payoff amount shown on such payoff letter.

2. EXTENSION FEE. Within one (1) business day following the effective date of this Amendment, Purchaser shall wire to Seller a non-refundable extension fee in the amount of $50,000.00 ("Extension Fee") in accordance with the following wiring instructions:

WIRING INSTRUCTIONS:

NATIONSBANK
ABA:      0539 044 83
          VISTA HILLS APARTMENTS #6239
          ACCOUNT NUMBER:  000 733 841 094
CONTACT:  SANDY BACHELOR


If Closing occurs, then Purchaser shall receive a credit from Seller at Closing in an amount equal to the Extension Fee.


3. DEFAULT. If Purchaser fails to deliver the Extension Fee in accordance with SECTION 2 above, then Purchaser shall be deemed in default of the Contract, and Seller shall proceed in accordance with SECTION 10.1 of the Contract.

4. FULL FORCE AND EFFECT. The remaining terms and provisions of the Contract shall remain in full force and effect, as amended hereby.

5. COUNTERPARTS. This Amendment may be executed in multiple counterparts. A counterpart executed by facsimile transmission shall be deemed an original.

     IN WITNESS WHEREOF, Seller and Purchaser have executed this Amendment as of the date first written above.


        SELLER:

VISTA APX, A TEXAS LIMITED PARTNERSHIP, a Texas limited partnership

By:     VISTA APX, Inc., a Texas corporation

        By: __________________________________

        Printed Name: __________________________

        Title: _______________________________


        PURCHASER:

TRANSCONTINENTAL REALTY INVESTORS, INC., a Nevada corporation

        By: _____________________________________

        Name: ___________________________________

        Title: ____________________________________

                                SECOND AMENDMENT
                     CONTRACT TO PURCHASE AND SELL PROPERTY
                                      AND
                                ESCROW AGREEMENT

     THIS SECOND AMENDMENT TO CONTRACT TO PURCHASE AND SELL PROPERTY AND ESCROW AGREEMENT ("Second Amendment") is entered into as of the 1st day of February, 1999 between VISTA APX, A TEXAS LIMITED PARTNERSHIP, a Texas limited partnership ("Seller") and TRANSCONTINENTAL REALTY INVESTORS, INC., a Nevada corporation ("Purchaser").

A. Seller and Purchaser entered into that certain Contract to Purchase and Sell Property and Escrow Agreement dated September 8, 1998 ("Contract").

B. Seller and Purchaser entered into that certain Amendment to Contract to Purchase and Sell Property and Escrow Agreement dated January 6,
1999("Contract")

C.   Seller and Purchase desire to amend certain provisions of the Contract.

D. Any capitalized terms not defined herein shall have the meanings ascribed them in the Contract.

     NOW THEREFORE, in consideration of the mutual promises contained herein, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

1. CLOSING. The Closing, as defined in SECTION 8.1 of the Contract, shall be amended so that it shall occur no later than 10:00 a.m. E.S.T., March 1, 1999, time being of the essence. Unless Seller defaults, if Escrow Agent is unable to disburse current funds to Seller's existing lender per the payoff letter delivered at Closing, then Purchaser shall be responsible for any additional costs or fees required by Seller's existing lender in excess of the payoff amount shown on such payoff letter.

2. EXTENSION FEE. Within one (1) business day following the effective date of this Amendment, Purchaser shall (a) wire to Seller a non-refundable extension fee in the amount of $100,000.00 ("Extension Fee") and (b) cause Escrow Agent to wire to Seller the remaining $135,000.00 portion of the Earnest Money Deposit which is currently held in escrow by the Escrow Agent, in accordance with the following wiring instructions:

WIRING INSTRUCTIONS:

NATIONSBANK
ABA:      0539 044 83
          VISTA HILLS APARTMENTS #6239
          ACCOUNT NUMBER:  000 733 841 094
CONTACT:  SANDY BACHELOR


If Closing occurs, then Purchaser shall receive a credit from Seller at Closing in an amount equal to $285,000.00.

3. DEFAULT. If Purchaser fails to deliver the Extension Fee or cause the Escrow Agent to deliver the remaining portion of the Earnest Money Deposit in accordance with SECTION 2 above , then Purchaser shall be deemed in default of the Contract, and Seller shall proceed in accordance with SECTION 10.1 of the Contract.

4. FULL FORCE AND EFFECT. The remaining terms and provisions of the Contract shall remain in full force and effect, as amended hereby.

5. COUNTERPARTS. This Amendment may be executed in multiple counterparts. A counterpart executed by facsimile transmission shall be deemed an original.

     IN WITNESS WHEREOF, Seller and Purchaser have executed this Second Amendment as of the date first written above.


                 SELLER:

VISTA APX, A TEXAS LIMITED PARTNERSHIP, a Texas limited partnership

            By:     VISTA APX, Inc., a Texas corporation

            By: __________________________________

            Printed Name: __________________________

            Title: _______________________________


                 PURCHASER:

TRANSCONTINENTAL REALTY INVESTORS, INC., a Nevada corporation

            By: _____________________________________

            Name: ___________________________________

            Title: ____________________________________